                                                                     Exhibit 4.4

                        STOCKHOLDERS AND VOTING AGREEMENT

                                  BY AND AMONG

                          BROOKDALE SENIOR LIVING INC.,

                              FIT-ALT INVESTOR LLC

                              EMERITUS CORPORATION

                                       and

                                  NW SELECT LLC

                                   ----------

                            Dated as of June 29, 2005

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Defined Terms.................................................     1

                                   ARTICLE II
                                    TRANSFER

Section 2.1 Restrictions on Transfer......................................     4
Section 2.2 Binding Effect on Transferees.................................     5
Section 2.3 Additional Purchases..........................................     5
Section 2.4 Legend........................................................     5

                                   ARTICLE III
                                     VOTING

Section 3.1 Voting of Company Securities..................................     5
Section 3.2 Irrevocable Proxy.............................................     6

                                   ARTICLE IV
                         TAG-ALONG AND DRAG-ALONG RIGHTS

Section 4.1 Tag-Along Rights..............................................     6
Section 4.2 Drag-Along Rights.............................................     8

                                    ARTICLE V
                       REPRESENTATIONS OF EACH STOCKHOLDER

Section 5.1 Due Organization, Authorization...............................     9
Section 5.2 Enforceability, Etc...........................................     9
Section 5.3 No Conflicts..................................................    10
Section 5.4 Governmental Approvals........................................    10
Section 5.5 Litigation....................................................    10
Section 5.6 Title to the Shares...........................................    10

                                   ARTICLE VI
                                  MISCELLANEOUS

Section 6.1 Effective Time of Agreement...................................    10
Section 6.2 Further Actions; Additional Agreements........................    10
Section 6.3 Headings......................................................    11
Section 6.4 Entire Agreement..............................................    11
Section 6.5 Further Actions; Cooperation..................................    11
Section 6.6 Notices.......................................................    11

Section 6.7 Applicable Law; Venue.........................................    13
Section 6.8 Severability..................................................    14
Section 6.9 Successors and Assigns........................................    14
Section 6.10 Amendments...................................................    14
Section 6.11 Waiver.......................................................    14
Section 6.12 Counterparts.................................................    14
Section 6.13 Injunctive Relief............................................    14
Section 6.14 Recapitalizations, Exchanges, Etc. Affecting the Shares of
                Common Stock; New Issuances...............................    15
Section 6.15 Termination..................................................    15

          THIS STOCKHOLDERS AND VOTING AGREEMENT (this "Agreement") is made as of June 29, 2005 and effective as of the date set forth in Section 6.1 hereof, by and among Brookdale Senior Living Inc., a Delaware corporation (the "Company"), FIT-ALT Investor LLC, a Delaware limited liability company ("FIT-ALT"), Emeritus Corporation, a Washington corporation ("Emeritus"), and NW Select LLC, a Washington limited liability company ("NW Select"). Emeritus and NW Select are referred to herein individually as an "Initial Stockholder" and collectively referred to herein as the "Initial Stockholders." Certain capitalized terms used in this Agreement are defined in Article I. Unless otherwise indicated, references to articles and sections shall be to articles and sections of this Agreement.

          WHEREAS, each Initial Stockholder and FIT-ALT are parties to the Amended and Restated Limited Liability Company Agreement of FEBC-ALT Investors LLC ("FEBC-ALT"), dated the date hereof;

          WHEREAS, it is contemplated that subsequent to the date of this Agreement, each of the Initial Stockholders will receive shares of Common Stock (as hereinafter defined) in exchange for their respective membership interests in FEBC-ALT;

          WHEREAS, prior to the Expiration Date (as hereinafter defined) the Company desires to regulate the sale, assignment, transfer, encumbrance or other disposition of Company Securities (as hereinafter defined) and to provide for certain rights and obligations in respect thereto as hereinafter provided; and

          WHEREAS, the Stockholders (as hereinafter defined) deem it in their best interests to provide for certain arrangements with respect to the voting of certain securities of the Company.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Defined Terms. For purposes of this Agreement, the terms defined other than in this Article I shall have the meanings indicated and the following terms shall have the following meanings:

               (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided that no Stockholder shall be deemed an Affiliate of any other Stockholder solely by reason of any investment in the Company.

               (b) "Approved Sale" shall have the meaning set forth in Section 4.2(a).

               (c) A Person shall be deemed to "Beneficially Own" securities if such Person is deemed to be a "beneficial owner" within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.

               (d) "Common Stock" shall mean the Company's common stock, par value $0.01 per share and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

               (e) "Company Securities" shall mean (i) any Common Stock and (ii) any other securities of the Company entitled to vote generally in the election of directors of the Company.

               (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (g) "Expiration Date" shall mean the date of the consummation of the Initial Public Offering.

               (h) "Fortress Entity" shall collectively mean FIT-ALT or any Affiliate to which it has Transferred all of its Company Securities.

               (i) "Initial Public Offering" shall mean the initial public offering by the Company of Common Stock pursuant to an effective registration statement under the Securities Act.

               (j) "Liens" shall have the meaning set forth in Section 4.1(a).

               (k) "Membership Interest Purchase Agreement" shall mean the Membership Interest Purchase Agreement, dated as of June 29, 2005, by and among the Initial Stockholders and FIT-ALT Investor LLC.

               (l) "Other Stockholders" shall have the meaning set forth in
Section 4.1(a).

               (m) "Participating Stockholder" shall have the meaning set forth in Section 4.1(b).

               (n) "Permitted Transferee" shall mean, with respect to each Stockholder, (i) any other Stockholder, (ii) such Stockholder's Affiliates and
(iii) in the case of any Stockholder, (A) any general or limited partner or member of such Stockholder, (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Stockholder or any general or limited partner of such Stockholder (collectively, "Stockholder Affiliates"),
(C) any investment funds managed
directly or indirectly by such Stockholder or any Stockholder Affiliates (a "Stockholder Fund"), (D) any general or limited partner of any Stockholder Fund,
(E) any managing director, general partner, director, limited partner, officer or employee of any Stockholder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (E) (collectively, "Stockholder Associates") or (F) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which consist solely of any one or more of such Stockholder, any general or limited partner of such Stockholder, any Stockholder Affiliates, any Stockholder Fund, any Stockholder Associates, their spouses or their lineal descendants.

               (o) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

               (p) "Proxy" shall have the meaning set forth in Section 3.2.

               (q) "Reorganization Transaction" shall have the meaning assigned to it in the Amended and Restated Limited Liability Company Agreement of FEBC-ALT Investors LLC dated as of June 29, 2005.

               (r) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               (s) "Stockholders" shall mean (i) the Initial Stockholders and
(ii) each Permitted Transferee (as defined above) who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof or Permitted Transferee thereof who is entitled to enforce the provisions of this Agreement in accordance with the terms hereof.

               (t) "Tag-Along Notice" shall have the meaning set forth in
Section 4.1(b).

               (u) "Tag-Along Notice Period" shall have the meaning set forth in
Section 4.1(b).

               (v) "Third Party" shall mean any Person other than the Fortress Entity and its Affiliates.

               (w) "Third Party Offer" shall have the meaning set forth in
Section 4.1(a).

               (x) "Third Party Notice" shall have the meaning set forth in
Section 4.1(a).

               (y) "Transfer" shall mean, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

                                   ARTICLE II

                                    TRANSFER

          Section 2.1 Restrictions on Transfer. (a) Except as set forth in
Section 4.1 of the Membership Interest Purchase Agreement and in Article IV hereof, prior to the earlier of (i) the Expiration Date and (ii) the date that is the six-month anniversary of the date hereof, each Stockholder agrees that it shall not Transfer any Company Securities. If the Expiration Date shall not have occurred prior to the date that is the six-month anniversary of the date hereof, each Stockholder agrees that, until the Expiration Date, it shall not Transfer any Company Securities except for any Transfer from any Stockholder to one or more of its respective Permitted Transferees. The exception in the forgoing sentence is subject to the condition that any Permitted Transferee execute the agreement referred to in Section 2.2. The provisions of this Agreement shall be applied to the Company Securities acquired by any Permitted Transferee of a Stockholder in the same manner and to the same extent as such provisions were applicable to such Company Securities in the hands of such Stockholder. Any reference in this Agreement to the Stockholders shall be deemed to include each Stockholder and its respective Permitted Transferees.

               (b) Prior to the Expiration Date, each Stockholder agrees that it will not, directly or indirectly, Transfer any Company Securities unless such Transfer is made (i) pursuant to an effective registration statement under the Securities Act and is qualified under applicable state securities or blue sky laws or (ii) without registration under the Securities Act and qualification under applicable state securities or blue sky laws, as a result of the availability of an exemption from registration and qualification under such laws, and such Stockholder shall have furnished to the other Stockholders, with a copy to the Company, a certificate to that effect.

               (c) Any purported Transfer of any Company Securities or any economic benefit or interest therein in violation of this Agreement shall be null and void ab initio, and shall not create any obligation or liability of the issuer of such Company Securities to the purported transferee, and any Person purportedly acquiring any Company Securities or any economic benefit or interest therein transferred in violation of this Agreement shall not be entitled to be recognized as a holder of such Company Securities and shall have no rights under this Agreement. In the case of an attempted Transfer of any Company Securities or any economic benefit or interest therein in violation of this Agreement, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the issuer of such Company Securities and the other Investors from all cost, liability and damage that any of such indemnified persons may incur (including incremental tax liability and attorneys' fees and expenses) as a result of such attempted Transfer or Transfer and the enforcement of this indemnity.

          Section 2.2 Binding Effect on Transferees. Prior to the Transfer by a Stockholder of Company Securities to a Permitted Transferee, the transferring Stockholder shall cause the transferee to execute an agreement on the same terms and conditions set forth herein, providing that such transferee shall be bound by and shall fully comply with the terms of this Agreement (including the provisions of Section 3.2 with respect to the execution of a Proxy and the provisions of Articles IV and V with respect to the Company Securities being transferred to such transferee) and shall become a Stockholder hereunder.

          Section 2.3 Additional Purchases. Any Company Securities owned by a Stockholder on or after the date of this Agreement shall be subject to the terms and conditions of this Agreement.

          Section 2.4 Legend. Each certificate representing Company Securities issued to a Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this certificate are subject to the transfer restrictions and other provisions (including provisions with respect to the voting of the shares represented by this certificate) contained in the Stockholders and Voting Agreement dated as of June 29, 2005 among the stockholders of the Corporation named therein."

                                  ARTICLE III

                                     VOTING

          Section 3.1 Voting of Company Securities.

               (a) Each Stockholder hereby agrees that, from and after the date hereof and until the Expiration Date, at every meeting of the stockholders of the Company, however called (with or without support or the recommendation of the Board of Directors of the Company) and at every adjournment thereof, and in every action by consent of the stockholders of the Company, each Stockholder shall, provided that such Stockholder has not received notice from the Fortress Entity (which notice may be delivered at any such meeting) stating the Fortress Entity's intention to exercise the Proxy (as defined below) at such meeting, appear at any such meeting or otherwise cause the Company Securities Beneficially Owned by it to be counted as present for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented) such Company Securities: (i) in favor of the approval and adoption of any transactions contemplated in connection with the Reorganization Transaction in such manner as may be necessary to consummate the Reorganization transaction; and (ii) otherwise as directed in writing by the Fortress Entity.

               (b) If a Stockholder fails for any reason to vote the Company Securities Beneficially Owned by it as required by Section 3.1(a), the holder of the Proxy shall have the right to vote such Company Securities at any meeting of the Company's shareholders and in any action by written consent of the Company's shareholders in accordance with Section 3.1(a) and the Proxy. The vote of a holder of the Proxy shall control in any conflict between a vote of the Company Securities by a holder of the Proxy and a vote of the Company Securities by a Stockholder.

               (c) Each Stockholder hereby agrees that it shall not, prior to the Expiration Date, enter into any agreement or understanding with any person or entity with respect to the Company Securities owned by it, the effect of which would be inconsistent with or violative of any provision contained in this
Article III.

          Section 3.2 Irrevocable Proxy. Concurrently with the execution of this Agreement, each Stockholder has executed and delivered a proxy in the form attached as Exhibit A hereto (the "Proxy"), which Stockholder agrees shall be irrevocable to the fullest extent permissible by applicable law, with respect to any Company Securities Beneficially Owned by it.

                                   ARTICLE IV

                         TAG-ALONG AND DRAG-ALONG RIGHTS

          Section 4.1 Tag-Along Rights.

               (a) If a Fortress Entity intends to Transfer all of the Company Securities then owned by or in the name of such Fortress Entity to a Third Party (each, a "Third Party Offer"), the Fortress Entity shall promptly, acting in good faith (i) cause the Third Party Offer to be reduced to writing, which shall identify the Third Party, the Company Securities proposed to be transferred to the Third Party by the Fortress Entity, the price to be paid in cash by the Third Party and all other material terms and conditions of the Third Party Offer and (ii) provide written notice (the "Third Party Notice") of such Third Party Offer to each of the Stockholders (the Stockholders receiving a Third Party Notice pursuant to this sentence being collectively referred to herein as the "Other Stockholders"), which Third Party Notice shall (x) contain an offer by such Third Party to purchase or otherwise acquire from each Other Stockholder such Other Stockholder's Company Securities (to the extent such Third Party Offer shall be allocable to such Other Stockholder pursuant to Section 4.1(c) hereof) on the same terms and conditions as the Third Party Offer (except that the only representation and warranty that such Other Stockholder shall be required to make in connection with any such Transfer is a warranty with respect to his or its own ownership of the Company Securities to be sold by him or it and his or its ability to convey title thereto free and clear of any and all liens, mortgages, pledges, security interests or other restrictions or encumbrances (collectively, "Liens")) and (y) be accompanied by a true and correct copy of the Third Party Offer.

               (b) Each Other Stockholder desiring to accept the offer (each, a "Participating Stockholder") set forth in the Third Party Notice shall, within ten (10) Business Days after the date the Third Party Notice is received by such Other Stockholder (as such period may be extended pursuant to Section 4.1(d) hereof, (each, a "Tag-Along Notice Period"), deliver a written notice to the Transferring Stockholder (each, a "Tag-Along Notice"), which notice shall (i) specify the amount of Company Securities which such Participating Stockholder wishes to Transfer pursuant to the Third Party Offer and (ii) constitute a firm acceptance by such Other Stockholder of the Third Party Offer, except as otherwise provided in Sections 4.1(c) and (d) hereof.

               (c) If one or more Other Stockholders give the Fortress Entity a timely Tag-Along Notice, then the Fortress Entity shall use all reasonable efforts to cause the Third Party to agree to acquire all Company Securities identified in all Tag-Along Notices that are timely given to the Fortress Entity, upon the same terms and conditions as are applicable to the Fortress Entity's Company Securities. If such Third Party is unwilling or unable to acquire all of such additional Company Securities upon such terms, then the Fortress Entity may elect to either cancel such proposed Transfer or allocate the maximum Company Securities that such Third Party is willing to purchase among the Fortress Entity and the Participating Stockholders, with (i) each Participating Stockholder permitted to sell Company Securities corresponding to the respective percentage of all Company Securities held by such Participating Stockholder and (ii) the Fortress Entity permitted to sell Company Securities equal to the remaining Company Securities that such Third Party is willing to purchase.

               (d) In the event that the terms and conditions of any Third Party Offer shall be modified in any way prior to the consummation of the respective Transfers of Company Securities contemplated by such Third Party Offer, the Transferring Stockholder shall send a copy of the amended Third Party Offer to each of the Participating or Other Stockholders. Any Other Stockholder desiring to Transfer Company Securities pursuant to the amended Third Party Offer, or any Participating Stockholder desiring to amend or withdraw its Tag-Along Notice may do so by delivering notice within three (3) Business Days after receipt of such amended Third Party Offer to the Transferring Stockholder. If such notice is not timely delivered, such Other Stockholder shall be deemed to have elected not to participate in the Third Party Offer, or such Participating Stockholder, as the case may be, shall be deemed to have elected to participate in such Third Party Offer under the same terms and conditions that such Participating Stockholder shall have originally elected to Transfer its Company Securities.

               (e) Within three (3) Business Days after the termination of the Tag-Along Notice Period (including any extension thereof) with respect to any Third Party Offer, the Fortress Entity, after review of the Tag-Along Notices received, and notices of withdrawal, if any, shall give written notice to each Participating Stockholder of the time and place of the closing, which shall occur not fewer than two (2) Business Days and not more than sixty (60) Business Days from the date such notice is given. At the closing, each Participating Stockholder shall, and hereby covenants to, Transfer such Participating Stockholder's Company Securities to be sold to such Third Party free and clear of any and all Liens against payment of the purchase price for such Company Securities. If such Third Party does not purchase such Company Securities from all Participating Stockholders on the same terms and conditions applicable to the Fortress Entity, then the entire proposed Transfer by the Fortress Entity to such Third Party shall be invalid.

               (f) If at the termination of the Tag-Along Notice Period (and any extension thereof) any Other Stockholder shall not have accepted the offer contained in the Third Party Notice, such Other Stockholder shall be deemed to have waived any and all of his or its rights under this Section 4.1 to Transfer his or its Company Securities to such Third Party on the terms specified in the Third Party Offer.

          Section 4.2 Drag-Along Rights.

               (a) If (i) the board of directors of the Company (the "Board of Directors") approves a sale of the Company or substantially all of its assets to a Third Party, whether by way of merger, consolidation, sale of interests or assets, or otherwise or (ii) if the Fortress Entity shall agree to sell all of its Company Securities to a Third Party (either of clauses (i) or (ii), an "Approved Sale"), all Stockholders shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (i) a merger or consolidation of the Company, or a sale of all or substantially all of the Company's assets, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of Company Securities, the Stockholders shall agree to sell their Company Securities on the terms and conditions approved by the Board of Directors or on the terms and conditions agreed to by the Fortress Entity, as applicable, in accordance with the terms hereof. The Stockholders shall take all necessary and desirable actions approved by the Board of Directors or the Fortress Entity, as applicable, in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary (i) to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale, to the extent reasonably customary in similar transactions, and (ii) to effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth below.

               (b) The obligations of the Stockholders pursuant to this Section
4.2 are subject to the following conditions:

                    (i) upon consummation of the Approved Sale, each Stockholder shall receive from the Approved Sale the same amount of consideration with respect to each of its Company Securities that all other holders of such Company Security participating in such Approved Sale shall receive with respect to such Company Security;

                    (ii) if any holder of a Company Security is given an option as to the form and amount of consideration to be received, all Stockholders will be given the same option;

                    (iii) no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding modest expenditures for postage, copies, etc.) and no Stockholder shall be obligated to pay more than his or its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party, provided that a Stockholder's liability for such expenses shall be capped at the total purchase price received by such Stockholder for his or its Company Securities; and

                    (iv) in the event that the Stockholders are required to provide any representations or indemnities in connection with the Approved Sale (other than representations and indemnities concerning each Stockholder's valid ownership of his or its Company Securities, free and clear of any and all Liens, each Stockholder's authority, power and right to enter into and consummate such purchase or merger agreement without violating any other agreement and other representations and indemnities which are individual to each Stockholder), then no Stockholder shall be liable for more than his or its pro rata share (based upon the Company Securities held and not the amount of consideration received) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by such Stockholder for his or its Company Securities; provided, however, that this Section 4.2(b)(iv) shall not limit a Stockholder's liability with respect to any misrepresentation made by such Stockholder as a result of such Stockholder's bad faith, willful misconduct or gross negligence.

                                    ARTICLE V

REPRESENTATIONS OF EACH STOCKHOLDER Each Stockholder hereby represents and warrants to each other Stockholder as of the date hereof and as of the Effective Date (unless otherwise specified herein) as follows:

          Section 5.1 Due Organization, Authorization. Such Stockholder is either (a) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or (b) a natural person that is competent and has legal capacity to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by such Stockholder of this Agreement, if not a natural person, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate and other action on its part.

          Section 5.2 Enforceability, Etc. This Agreement has been duly executed and delivered by such Stockholder. This Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to any limitations imposed by bankruptcy, insolvency, or other laws of general application relating to enforcement of creditors' rights or general equity principles.

          Section 5.3 No Conflicts. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby will not (a) result in a violation of, be in conflict with or constitute a default (with or without notice or lapse of time or both) under (i) any law applicable to such Stockholder or any of its assets, (ii) any provision of its organizational documents, if such Stockholder is not a natural person, (iii) any order or judgment of any court or other agency of government applicable to such Stockholder or any of its assets or (iv) any contractual restriction binding on or affecting such Stockholder or any of its assets or (b) result in the creation or imposition of any Lien upon any of such Stockholder's assets, including any Company Securities.

          Section 5.4 Governmental Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, including under federal or state law or otherwise, is required to be obtained or made by or with respect to such Stockholder in connection with its execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by such Stockholder (other than those which are not material).

          Section 5.5 Litigation. There is no lawsuit, claim, proceeding or investigation pending or threatened by or against such Stockholder or any of its properties, assets, operations, businesses or prospects, which relates to the transactions contemplated by this Agreement.

          Section 5.6 Title to the Shares. As of the Effective Date, such Stockholder owns the Company Securities Beneficially Owned by it free and clear of any Liens.

                                   ARTICLE VI

                                  MISCELLANEOUS

          Section 6.1 Effective Time of Agreement.

          This Agreement, without any further action required by the parties hereto, shall become effective immediately upon the receipt by the Initial Stockholders of shares of Common Stock in exchange for each Initial Stockholders' membership interests in FEBC-ALT.

          Section 6.2 Further Actions; Additional Agreements.

          Each Stockholder shall promptly execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement, including the consummation of the Initial Public Offering. Not in limitation of the preceding sentence but subject to Section 4.1(a) of the Membership Interest Purchase Agreement, each Stockholder shall promptly execute and deliver, or shall cause to be executed and delivered, customary agreements and take such other actions as the Company or the underwriters reasonably request in connection with the Initial Public Offering, including, without limitation, (i) the execution and delivery of any underwriting agreement, power of attorney, custody agreement, stock power or medallion guarantee, (ii) the delivery of an opinion of counsel and officers' certificate to the underwriters with respect to any Company Securities to be sold in the Initial Public Offering by such Stockholder and (iii) the execution and delivery of an agreement restricting the Transfer of any Company Securities owned by a Stockholder as may be required by underwriters to facilitate the marketing of the securities in the Initial Public Offering (so long as such restrictions on Transfer are no greater than the restrictions contained in a similar agreement with the underwriters with respect to the Company Securities of the Fortress Entity).

          Section 6.3 Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

          Section 6.4 Entire Agreement. This Agreement, the Membership Interest Purchase Agreement and the Registration Rights Agreement (as such term is defined in the Membership Interest Purchase Agreement) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

          Section 6.5 Further Actions; Cooperation. Each of the Stockholders agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement.

          Section 6.6 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

          (a)  If to the Company:

                    Brookdale Senior Living Inc.
                    330 N. Wabash, Suite 1400
                    Chicago, IL 60611
                    Fax: (866) 326-9975
                    Attn: Deborah C. Paskin, Esq.

               with a copy (which shall not constitute notice) to:

                    Fortress Investment Group, LLC
                    1251 Avenue of the Americas, 16th Floor
                    New York, NY 10020
                    Fax: (212) 798-6122
                    Attn: Randal A. Nardone

                    and

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    4 Times Square
                    New York, NY 10036-6522
                    Fax: (212) 735-2000
                    Attn: Joseph A. Coco, Esq.

          (b)  If to Emeritus:

                    Emeritus Corporation
                    3131 Eliott Avenue
                    Suite 500
                    Seattle, Washington 98121
                    Fax: (206) 378-4205
                    Attention: Raymond R. Brandstrom


               with a copy (which shall not constitute notice) to:

                    Perkins Coie
                    1201 Third Avenue
                    Seattle, WA 98101
                    Fax: 206-359-9771
                    Attn: Michael E. Stansbury

          (c)  If to FIT-ALT:

                    c/o Fortress Investment Group, LLC
                    1251 Avenue of the Americas, 16th Floor
                    New York, NY 10020
                    Fax: (212) 798-6122
                    Attn: Randal A. Nardone
                    and

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    4 Times Square
                    New York, NY 10036-6522
                    Fax: (212) 735-2000
                    Attn: Joseph A. Coco, Esq.

          (d)  If to NW Select:

                    NW Select LLC
                    600 University Street, Suite 2500
                    Seattle, Washington 98101
                    Attention: Daniel R Baty
                    Facsimile number: (206) 728-9327

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

          Section 6.7 Applicable Law; Venue. The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines. Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and the appellate courts thereof. Each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at the address for notices set forth herein. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE

ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

          Section 6.8 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          Section 6.9 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee that has complied in all respects with the requirements of this Agreement (including, without limitation, Section 2.2). Except as otherwise provided in Section 2.2, each Permitted Transferee of any Stockholder, shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until the Company shall have received notice and such transfer.

          Section 6.10 Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the Stockholders, FIT-ALT and the Company.

          Section 6.11 Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          Section 6.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

          Section 6.13 Injunctive Relief. The parties hereto acknowledge and agree that it will be impossible to measure in money the damages that would be suffered if any party hereto violates any of the terms of this Agreement and that any such violation will cause an aggrieved party irreparable injury for which an adequate remedy at law is not available. Therefore, the parties hereto shall be entitled (in addition to any other remedy to which they may be entitled in law or in equity) to specific performance or an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any party hereto from committing any violations of the provisions of this Agreement, and none of the parties hereto shall raise the defense that there is an adequate remedy at law or request that any bond be posted in connection with seeking such equitable relief.

          Section 6.14 Recapitalizations, Exchanges, Etc. Affecting the Shares of Common Stock; New Issuances. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Company Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Company Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

          Section 6.15 Termination. This Agreement shall terminate upon the earlier to occur of (i) the Expiration Date and (ii) the mutual consent of all of the parties hereto; provided, however, that the provisions of Section 6.7 and this Section 6.15 shall survive the termination of this Agreement.

                  [Remainder of page left blank intentionally]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

                                        BROOKDALE SENIOR LIVING INC.


                                        By: /s/ Randal A. Nardone
                                            ------------------------------------
                                        Name: Randal A. Nardone
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FIT-ALT INVESTOR LLC


                                        By: /s/ William Doniger
                                            ------------------------------------
                                        Name: William Doniger
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        EMERITUS CORPORATION


                                        By: /s/ Raymond R. Brandstrom
                                            ------------------------------------
                                        Name: Raymond R. Brandstrom
                                              ----------------------------------
                                        Title: Vice President of Finance
                                               ---------------------------------


                                        NW SELECT LLC


                                        By: /s/ Daniel R. Baty
                                            ------------------------------------
                                        Name: Daniel R. Baty
                                              ----------------------------------
                                        Title: Manager
                                               ---------------------------------

                        Stockholders and Voting Agreement

                                                                       EXHIBIT A

                                IRREVOCABLE PROXY

     The undersigned stockholder ("Stockholder") of Brookdale Senior Living Inc., a Delaware corporation (the "Company"), hereby irrevocably appoints Wesley Edens, Randal Nardone and William Doniger, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all Company Securities owned by Stockholder as of the date hereof and of which Stockholder acquires ownership after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy until the Expiration Date. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

     This Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest and made for the benefit of third parties and is granted pursuant to that certain Stockholders Agreement of even date herewith by and among the Company, Stockholder and Emeritus Corporation (the "Stockholders Agreement"), and is granted in consideration of FIT-ALT Investor LLC entering into that certain Membership Interest Purchase Agreement, dated June 29, 2005. Terms not defined herein shall have the meaning assigned to them in the Stockholders Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents and be counted as present for purposes of establishing a quorum) at every meeting of the shareholders of the Company, however called, and at every adjournment thereof, and in every action by consent of the shareholders of the Company, as follows: (i) in favor of the approval and adoption of any transactions contemplated in connection with the Reorganization Transaction in such manner as may be necessary to consummate the Reorganization Transaction; and (ii) otherwise as directed in writing by the Fortress Entity.

     All authority herein conferred shall survive the death or incapacity of the undersigned to the extent permitted by law, and any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by applicable law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: ____________, _____


                                    Signature of Stockholder: /s/ Daniel R. Baty
                                                              ------------------

                                       Print Name of Stockholder: Daniel R. Baty
                                                                  --------------
                                                                  Manager

                                 NW Select Proxy

                                IRREVOCABLE PROXY

     The undersigned stockholder ("Stockholder") of Brookdale Senior Living Inc., a Delaware corporation (the "Company"), hereby irrevocably appoints Wesley Edens, Randal Nardone and William Doniger, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all Company Securities owned by Stockholder as of the date hereof and of which Stockholder acquires ownership after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy until the Expiration Date. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

     This Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest and made for the benefit of third parties and is granted pursuant to that certain Stockholders Agreement of even date herewith by and among the Company, Stockholder and NW Select LLC (the "Stockholders Agreement"), and is granted in consideration of FIT-ALT Investor LLC entering into that certain Membership Interest Purchase Agreement, dated June 29, 2005. Terms not defined herein shall have the meaning assigned to them in the Stockholders Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents and be counted as present for purposes of establishing a quorum) at every meeting of the shareholders of the Company, however called, and at every adjournment thereof, and in every action by consent of the shareholders of the Company, as follows: (i) in favor of the approval and adoption of any transactions contemplated in connection with the Reorganization Transaction in such manner as may be necessary to consummate the Reorganization Transaction; and (ii) otherwise as directed in writing by the Fortress Entity.

     All authority herein conferred shall survive the death or incapacity of the undersigned to the extent permitted by law, and any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by applicable law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: ____________, _____


                             Signature of Stockholder: /s/ Raymond R. Brandstrom
                                                       -------------------------

                            Print Name of Stockholder: Raymond R. Brandstrom
                                                       -------------------------
                                                       Vice President of Finance

                                 Emeritus Proxy